UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Effective September 9, 2009, Troy Burgers, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., entered into a lease agreement for space located within the Novi Town Center in Novi, Michigan for the purposes of operating a Bagger Dave’s Legendary Burgers and Fries restaurant.

The Landlord is:

Novi Town Center Investors, LLC

242 Trumbull Street

Hartford, CT  06103-1205

The Tenant is:

Troy Burgers, Inc.

21751 W. Eleven Mile Road, Suite 208

Southfield, MI  48076

The leased space is 4,220 square feet of the Novi Town Center at 26060 Novi Road, Novi, MI  48377.

The lease is for a term of 10 years with two 5 year options.  The minimum annual rent due is as follows:

Years 1 and 2

$84,803.60/year

$7,066.97/month

Year   3

$88,711.60/year

$7,392.63/month

Years 4 and 5

$92,619.60/year

$7,718.30/month

Year   6

$96,527.60/year

$8,043.97/month

Years 7 and 8

$100,435.60/year

$8,369.63/month

Years 9 and 10

$104,343.60/year

$8,695.30/month

Option Years

Years 11 through 15

$105,516.00/year

$8,793.00/month

Years 16 through 20

$109,424.00/year

$9,118.67/month

Provided that the restaurant opens for business on or before the rental commencement date (150 days after delivery of Landlord’s notice), the minimum annual rent is waived for Year 1 and replaced with rent in an amount equal to six percent (6%) of the net sales from the restaurant, not to exceed the minimum annual rent.

In addition to the rent, the Tenant agreed to pay the Landlord an amount not to exceed $4.03 per annum per sq.ft., during the first lease year, for the Tenant’s pro-rata share of Capped CAM (common area maintenance) and it is agreed that this amount will not increase thereafter by more than five percent (5%) per calendar year of the amount of actual Capped CAM Costs for the immediately preceding calendar year.  “Uncapped Costs” refers to real property taxes (which are billed and paid separately), security and utilities.  Capped CAM costs refers to Tenant’s share of common area expenses, not including Uncapped Costs.

The Landlord has agreed to reimburse the Tenant for Tenant’s improvements to the property in the amount of $170,400.00.

The lease is guaranteed by Diversified Restaurant Holdings, Inc.

Diversified Restaurant Holdings, Inc. develops, owns and operates, as well as renders management and marketing services for Buffalo Wild Wings® restaurants located throughout Michigan and Florida and for their own restaurant concept, Bagger Dave’s Legendary Burgers and Fries®.  Diversified Restaurant Holdings, Inc. owns five Buffalo Wild Wings locations in Michigan and two in Florida and through its subsidiaries, manages an additional six locations in Michigan and three in Florida. Buffalo Wild Wings is more than your typical Buffalo, NY-style wing joint, we feature a full-menu with boneless wings, specialty burgers and sandwiches, finger foods, wraps and salads.  With their 14 signature sauces running the gamut from Mild to Blazin®, every taste bud can find the perfect flavor it’s searching for.  Along with their full-menu, Buffalo Wild Wings also features free NTN Trivia and wall to wall TVs, including several big screen TVs and more than 30 additional televisions located throughout the bar and dining room for the ultimate sports viewing experience.  Bagger Dave’s Legendary Burgers and Fries offers its guests the ability to choose from a selection of signature burgers or the option to “Create Your Own Legend”.  With more than 30 toppings, guests can pile on their favorites to create a burger unique to their own taste. Burgers are made from premium beef using the freshest, whole ground chuck with no trimmings.  Other popular items include Bagger Dave’s Amazingly Delicious Turkey Black Bean Chili and fresh-cut Idaho potato fries and Dave’s Sweet Potato Chips®.  The menu also offers legendary sandwiches, salads, and hand-dipped milkshakes, plus a selection of beer and wine.  The non-smoking, family-friendly atmosphere includes an electric train running above the dining room and bar areas.

Item 2.03.  Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet

           Arrangement of a Registrant.

The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)

The following exhibits are included with this Report.

Exhibit 10

Master Lease Agreement with Novi Town Center Investors, LLC.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: September 9, 2009	By:	/s/ T. Michael Ansley______________
	Name:	T. Michael Ansley
	Title:	President

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